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EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference into the Registration
Statements on Form S-8 (Registration No. 333-124185 and No. 333-128673) of Ace Marketing & Promotions, Inc. of our report dated March 1, 2006 with respect to the financial statements of Ace Marketing & Promotions, Inc. appearing in this Annual Report on Form 10-KSB of Ace Marketing & Promotions, Inc. for the year ended December 31, 2005.



/s/ Holtz Rubenstein Reminick LLP
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Melville, New York
March 17, 2006